SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 23, 2017

BEST HOMETOWN BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	0-55652	81-1959486
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

100 East Clay Street, Collinsville, Illinois	62234
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:   (618) 345-1121

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.  ☑
If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07     Submission of Matters to a Vote of Securities Holders

The Annual Meeting of Stockholders of Best Hometown Bancorp, Inc. ("Company") was held on August 23, 2017.  The matters listed below were submitted to a vote of the stockholders through the solicitation of proxies, and the proposals are described in detail in the Proxy Statement.  Of the 826,208 shares outstanding and entitled to vote, 752,283 shares were present at the meeting in person or by proxy.  The final results of the stockholder vote are as follows:

1.	The election of two directors of the Company, to serve for three-year terms and until their successors are elected and qualified.

	For	Withhold	Broker Non-Votes

Stephen J. Alabach	435,126	171,157	146,000

Richard B. Wallace	442,975	163,308	146,000

2.	Approval of the Best Hometown Bancorp, Inc. 2017 Equity Incentive Plan.

Shares Voted For	Shares Voted Against	Abstentions	Broker Non-votes

382,663	216,520	7,100	146,000

3.	The ratification of the appointment of BKD, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2017.

Shares Voted For	Shares Voted Against	Abstentions	Broker Non-votes

752,083	0	200	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BEST HOMETOWN BANCORP, INC.

DATE: August 28, 2017	By:	/s/ Ronnie R. Shambaugh
Ronnie R. Shambaugh
President and Chief Executive Officer